Exhibit 99.1

Waitr Reports Third Quarter 2021 Results

LAFAYETTE, LA, November 2, 2021 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand ordering and delivery, today reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

•

Revenue for the third quarter of 2021 was $43.4 million, compared to $52.7 million in the third quarter of 2020. For the nine months ended September 30, 2021, revenue was $143.5 million, compared to $157.5 million for the nine months ended September 30, 2020.

•

Net income for the third quarter of 2021 was $12.3 million, compared to net income of $4.6 million in the third quarter of 2020.  Net income per share for the third quarter of 2021 was $0.09 compared to net income per share for the third quarter of 2020 of $0.04.

•	Adjusted EBITDA[1] for the third quarter of 2021 was $3.1 million, compared to $2.5 million in the second quarter of 2021 and $13.0 million in the third quarter of 2020.
•	In the third quarter of 2021, we continued to invest in technology and integrations in several key areas of the business, with the expectation of positioning ourselves for long-term growth.

Mr. Grimstad noted, “We continue to recover from the third quarter hurricanes that affected our core Southeast markets and financial results. Despite these events, Adjusted EBITDA for the third quarter of 2021 increased by 24% from Adjusted EBITDA of $2.5 million in the second quarter of 2021 primarily as a result of increased operational efficiencies.”

Additionally, Mr. Grimstad emphasized, “Our strategy is to expand our ecosystem, which today is comprised of our restaurants, diners and independent contractor drivers through the enhancement of our platforms and providing additional products and services. During the quarter we announced the acquisition of several payments companies, ProMerchant LLC, Cape Cod Merchant Services LLC and Flow Payments LLC, which is consistent with this strategy. We have continued to make progress this quarter in offering this enhanced product suite to our ecosystem.”

“We strive to provide quality service to our restaurant partners and diners while also focusing on our recruiting and retention efforts to ensure that our independent contractor driver base remains at appropriate levels to meet the delivery demands in each of the markets where we operate. Additionally, we continued to invest in product and engineering personnel as we continue to enhance our technology platform,” added Mr. Grimstad.

“Investments in integrations such as Olo, a major digital food ordering platform for the restaurant industry, that was recently completed along with other integrations that we expect to be completed in the near future will help position the company for the long term.  As we near the end of 2021, we continue to focus our efforts on our long-term business strategy of servicing our ecosystem of restaurants, diners and independent contractor drivers,” concluded Mr. Grimstad.

[1]	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net income to Adjusted EBITDA is included in the “Non-GAAP Financial Measure/Adjusted EBITDA” table below.

Third Quarter 2021 Key Business Metrics

•

Average Daily Orders were 30,563 for the third quarter of 2021, compared to 39,880 for the third quarter of 2020. For the nine months ended September 30, 2021, Average Daily Orders were 35,565, compared to 40,563 for the nine months ended September 30, 2020.

•	Active Diners as of September 30, 2021 were substantially consistent with the Active Diners as of June 30, 2021.
•	As of September 30, 2021, cash on hand was $43.5 million.

Third Quarter 2021 Earnings Conference Call

The Company will host a conference call to discuss third quarter 2021 financial results today at 5 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. The call can also be accessed live over the phone by dialing (866) 269-4261, or for international callers (323) 289-6581. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 5209769. The replay will be available until Tuesday, November 9, 2021.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr operates an online ordering technology platform, providing delivery, carryout and dine-in options. Waitr, along with Bite Squad and Delivery Dudes, connect local restaurants and grocery stores to diners in underserved U.S. markets. Together, they are a convenient way to discover, order and receive great food and other products from local restaurants, national chains and grocery stores. As of September 30, 2021, Waitr, Bite Squad and Delivery Dudes operate in small and medium sized markets in the United States in over 1,000 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “strategy,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will be set forth in Waitr’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021, which will be filed with the SEC on November 2, 2021, and should be read in conjunction with these financial results. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr.

Contacts:

Investors

WaitrIR@icrinc.com

Media

WaitrPR@icrinc.com

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE	$43,448	$52,734	$143,545	$157,483
COSTS AND EXPENSES:
Operations and support	25,043	27,409	86,654	84,321
Sales and marketing	4,965	3,288	13,481	8,854
Research and development	1,310	820	3,163	3,457
General and administrative	10,843	11,380	33,534	32,252
Depreciation and amortization	3,070	2,103	8,952	6,242
Intangible and other asset impairments	186	—	186	29
Loss on disposal of assets	11	4	170	15
TOTAL COSTS AND EXPENSES	45,428	45,004	146,140	135,170
INCOME (LOSS) FROM OPERATIONS	(1,980)	7,730	(2,595)	22,313
OTHER EXPENSES (INCOME) AND LOSSES (GAINS), NET
Interest expense	1,751	2,117	5,333	7,521
Interest income	—	(14)	—	(95)
Other (income) expense	(16,006)	965	(10,907)	1,640
NET INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	12,275	4,662	2,979	13,247
Income tax expense	25	18	82	52
NET INCOME FROM CONTINUING OPERATIONS	$12,250	$4,644	$2,897	$13,195
INCOME PER SHARE:
Basic	$0.10	$0.04	$0.02	$0.14
Diluted	$0.09	$0.04	$0.02	$0.13
Weighted-average shares used to compute net income per share:
Weighted average common shares outstanding – basic	119,823,181	109,181,847	115,961,454	93,763,069
Weighted average common shares outstanding – diluted	130,167,296	123,785,750	128,279,820	102,519,454

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash	$43,502	$84,706
Accounts receivable, net	3,978	2,954
Capitalized contract costs, current	1,091	737
Prepaid expenses and other current assets	6,826	6,657
TOTAL CURRENT ASSETS	55,397	95,054
Property and equipment, net	4,362	3,503
Capitalized contract costs, noncurrent	3,138	2,429
Goodwill	130,592	106,734
Intangible assets, net	40,616	23,924
Operating lease right-of-use assets	4,743	—
Other noncurrent assets	1,106	588
TOTAL ASSETS	$239,954	$232,232
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
CURRENT LIABILITIES
Accounts payable	$6,084	$4,382
Restaurant food liability	3,398	4,301
Accrued payroll	1,661	4,851
Short-term loans for insurance financing	2,331	2,726
Income tax payable	84	122
Operating lease liabilities	1,654	—
Other current liabilities	19,093	13,922
TOTAL CURRENT LIABILITIES	34,305	30,304
Long term debt - related party	81,671	94,218
Accrued medical contingency	53	16,987
Operating lease liabilities	3,395	—
Other noncurrent liabilities	2,733	2,627
TOTAL LIABILITIES	122,157	144,136
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	13	11
Additional paid in capital	478,793	451,991
Accumulated deficit	(361,009)	(363,906)
TOTAL STOCKHOLDERS’ EQUITY	117,797	88,096
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$239,954	$232,232

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$2,897	$13,195
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash interest expense	1,948	5,126
Stock-based compensation	6,100	3,178
Loss on disposal of assets	170	15
Depreciation and amortization	8,952	6,242
Intangible and other asset impairments	186	29
Amortization of capitalized contract costs	686	327
Other non-cash income	—	(31)
Other	(93)	—
Changes in assets and liabilities:
Accounts receivable	583	(653)
Capitalized contract costs	(1,749)	(2,219)
Prepaid expenses and other current assets	16	3,732
Other noncurrent assets	(311)	—
Accounts payable	373	591
Restaurant food liability	(903)	(876)
Income tax payable	(38)	1
Accrued payroll	(3,389)	(3,037)
Accrued medical contingency	(16,933)	(363)
Accrued workers’ compensation liability	—	(102)
Other current liabilities	1,032	3,650
Other noncurrent liabilities	(102)	781
Net cash (used in) provided by operating activities	(575)	29,586
Cash flows from investing activities:
Purchases of property and equipment	(717)	(968)
Internally developed software	(6,432)	(2,387)
Acquisitions, net of cash acquired	(25,435)	(339)
Collections on notes receivable	—	51
Proceeds from sale of property and equipment	21	14
Net cash used in investing activities	(32,563)	(3,629)
Cash flows from financing activities:
Proceeds from issuance of stock	7,900	47,574
Payments on long-term loan	(14,472)	(22,594)
Borrowings under short-term loans for insurance financing	5,209	1,906
Payments on short-term loans for insurance financing	(5,605)	(4,336)
Payments on acquisition loans	(178)	—
Proceeds from exercise of stock options	12	40
Taxes paid related to net settlement on stock-based compensation	(932)	(728)
Net cash (used in) provided by financing activities	(8,066)	21,862
Net change in cash	(41,204)	47,819
Cash, beginning of period	84,706	29,317
Cash, end of period	$43,502	$77,136
Supplemental disclosures of cash flow information:
Cash paid during the period for state income taxes	$—	$64
Cash paid during the period for interest	$3,385	$2,395
Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible notes to stock	$—	$12,024
Stock issued as consideration in acquisition	13,724	—
Noncash impact of operating lease assets upon adoption	5,833	—
Noncash impact of operating lease liabilities upon adoption	6,232	—

WAITR HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In thousands)

(Unaudited)

Adjusted EBITDA is not required by, nor presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We define Adjusted EBITDA as net income adjusted to exclude interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, loss on disposal of assets, intangible and other asset impairments, medical contingency change in estimate, business combination related expenditures and other non-recurring adjustments, accrued legal contingency, restructuring expenses and one-time legacy reserve adjustment. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets, the impact of stock-based compensation expense and other items that do not reflect our core operations. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or other performance measures derived in accordance with GAAP. A reconciliation of net income to Adjusted EBITDA is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
NET INCOME	$12,250	$4,644	$2,897	$13,195
Interest expense	1,751	2,117	5,333	7,521
Income taxes	25	18	82	52
Depreciation and amortization expense	3,070	2,103	8,952	6,242
Stock-based compensation expense	1,635	1,728	6,100	3,178
Loss on disposal of assets	11	4	170	15
Intangible and other asset impairments	186	—	186	29
Medical contingency change in estimate	(16,715)	—	(16,715)	—
Business combination related expenditures and other non-recurring adjustments	855	—	2,159	—
Accrued legal contingency	—	1,023	4,700	1,023
Restructuring expenses	—	—	—	850
One-time legacy reserve adjustment	—	1,352	—	1,352
ADJUSTED EBITDA	$3,068	$12,989	$13,864	$33,457

WAITR HOLDINGS INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME (LOSS) AND

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE

(In thousands, except share and per share data)

(Unaudited)

Adjusted net income (loss) and adjusted earnings (loss) per diluted share are not required by, nor presented in accordance with GAAP. We define adjusted earnings (loss) per diluted share as adjusted net income (loss) divided by our weighted average common shares outstanding - diluted. Adjusted net income (loss) is calculated as net income minus medical contingency change in estimate, plus business combination related expenditures and other non-recurring adjustments, accrued legal contingency, restructuring expenses and one-time legacy reserve adjustment. We use these non-GAAP financial measures because we believe they facilitate period to period comparisons of operating performance, by excluding potential differences primarily caused by non-recurring items. Business combination related expenses, accrued legal contingency, restructuring expenses and medical contingency change in estimate are considered non-recurring items. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income or earnings per share or other performance measures derived in accordance with GAAP. A reconciliation of net income to adjusted net income (loss), along with adjusted earnings (loss) per diluted share, is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$12,250	$4,644	$2,897	$13,195
Medical contingency change in estimate	(16,715)	—	(16,715)	—
Business combination related expenditures and other non-recurring adjustments	855	—	2,159	—
Accrued legal contingency	—	1,023	4,700	1,023
Restructuring expenses	—	—	—	850
One-time legacy reserve adjustment	—	1,352	—	1,352
Adjusted net income (loss)	$(3,610)	$7,019	$(6,959)	$16,420
Weighted average common shares outstanding - diluted	130,167,296	123,785,750	128,279,820	102,519,454
Adjusted earnings (loss) per diluted share	$(0.03)	$0.06	$(0.05)	$0.16